Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ALPHAPOINT TECHNOLOGY, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF NOVEMBER, A.D. 2008, AT 3:30 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF SEPTEMBER, A.D. 2009, AT 5:04 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "ALPHAPOINT TECHNOLOGY, INC.".

Jeffrey W. Bullock, Secretary of State

4622803 8100H

090877007

AUTHENTICATION: 7543905

DATE: 09-23-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:39 PM 11/13/2008
FILED 03:30 PM 11/13/2008
SRV 081114842 - 4622803 FILE

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

- **First:** The name of this Corporation is AlphaPoint Technology, Inc.
- **Second:** Its registered office in the State of Delaware is to be located at 615 South DuPont Highway Street, in the City of Dover County of Kent Zip Code 19901. The registered agent in charge thereof is CorpDirect Agents, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- **Fourth:** The amount of the total stock of this corporation is authorized to issue is 5,000,000 shares (number of authorized shares) with a par value of $0.01 per share.
- **Fifth:** The name and mailing address of the incorporator are as follows:

  Name Gary Macleod
  Mailing Address 6114 Glen Abbey Ln.
  Bradenton Zip Code 34202

- **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 30th day of October, A.D. 20 08.

BY: [signature]
(Incorporator)

NAME: Gary Macleod
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State of Delaware
Secretary of State
Division of Corporations
Delivered 05:04 PM 09/22/2009
FILED 05:04 PM 09/22/2009
SRV 090877007 - 4622803 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

AlphaPoint Technology, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

Fourth: The amount of the total stock of this corporation is authorized to issue is 100,000,000 shares of Common stock(number of authorized shares) with par value of $0.01 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 22 day of September, 2009.

By: [signature]
Authorized Officer

Title: CEO/President

Name: Gary Macleod
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